                                                                    EXHIBIT 2(b)

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of September 29, 1997, amends that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of September 5, 1997, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a Delaware corporation ("Buyer") , GFHP ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Buyer ("Sub") and FUQUA ENTERPRISES, INC., a Delaware corporation ("Target").

                              W I T N E S S E T H:

         WHEREAS, each of the Buyer, Sub and Target has entered into the Merger Agreement; and

         WHEREAS, each of Buyer, Sub and Target desires to amend the Merger Agreement to correct certain matters, as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein the parties hereto agree as follows:

         1. Section 6.23 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

                  "6.23 VOTE REQUIRED. The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Buyer Capital Stock entitled to vote and voting as a single class is the only vote of the holders of any class or series of capital stock of Buyer required to approve the issuance of shares of Buyer Common Stock pursuant to the Merger (including the shares to be issued in connection with the performance of the obligations set forth in Section 3.5), as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NYSE."

         2. The fourth sentence of Section 8.1 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

                  "Buyer shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the issuance of shares of Buyer Common Stock pursuant to the Merger, and such other related matters as it deems appropriate (including, without limitation, the adoption of an amendment to increase the number of shares that may be issued under the Buyer's Incentive Program by 1,500,000)."

         3. The second sentence of Section 9.1(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

                  "The stockholders of Buyer shall have approved the issuance of shares of Buyer Common Stock pursuant to the Merger (including the shares to be issued in connection with the performance of the obligations set forth in Section 3.5), as and to the extent required by Law, by the provisions of any governing instrument, or by the rules of the NYSE."

         4. Section 11.1(b) of the Merger Agreement is amended to delete the term "Buyer Plan Amendment" and the related reference in Section 11.1(b) to
Section 8.1.

         5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. This Amendment shall be governed by and construed in accordance with the Laws (as such term is defined in the Merger Agreement) of the State of Delaware, without regard to any applicable conflicts of Laws.

         7. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         IN WITNESS WHEREOF, each of Buyer, Sub and Target has caused this Amendment to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                        By:      s/s Irwin Selinger
                           -----------------------------------------------------
                             Chairman of the Board and Chief Executive Officer


                        GFHP ACQUISITION CORP.


                        By:      s/s Irwin Selinger
                           -----------------------------------------------------
                             Chairman of the Board and Chief Executive Officer


                        FUQUA ENTERPRISES, INC.


                        By:      s/s J. Rex Fuqua
                           -----------------------------------------------------
                             Chairman of the Board